Exhibit 99.1

News Release

Contact:	Stewart Yee
Investor Relations
Affirmative Insurance Holdings, Inc. (972) 728-2117

AFFIRMATIVE INSURANCE HOLDINGS, INC. ANNOUNCES COMPLETION OF
PURCHASE OF AFFIRMATIVE COMMON STOCK FROM VESTA

ADDISON, Texas (June 1, 2005) – Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM) announced today that it has completed the purchase of 2.0 million shares of Affirmative Insurance Holdings, Inc. (“Affirmative” or the “Company”) common stock formerly held by Vesta Insurance Group, Inc. (“Vesta”), at a price of $14.00 per share. The transaction was funded with the proceeds from a private placement of trust preferred securities and cash on hand.

Affirmative’s newly-formed Delaware trust subsidiary Affirmative Insurance Holdings Statutory Trust II completed the private placement of $25.0 million of 30-year floating rate trust preferred securities. The trust preferred securities, which can be redeemed in whole or in part by the issuer after five years, bear an initial interest rate of 7.792 percent until June 15, 2010, at which time the securities will adjust quarterly to the 90-day LIBOR rate plus 355 basis points.

In a related transaction, the Company has received a $5 million cash dividend from its subsidiary insurance company, Affirmative Insurance Company. The effect of the dividend on the statutory surplus of the insurance company would reduce the actual statutory surplus of $133.8 million as of March 31, 2005 to a pro forma statutory surplus of $128.8 million as of March 31, 2005.

As disclosed previously, the terms of the purchase agreement included Vesta’s withdrawal of its March 22, 2005 demand that Affirmative register approximately 3.0 million shares of its common stock. Pursuant to the terms of its original Registration Rights Agreement with Vesta dated July of 2004, the Company is planning to file a shelf registration statement with the Securities and Exchange Commission during the third quarter of 2005 to register the remaining shares of Affirmative held by Vesta. Following the repurchase of shares, Vesta beneficially owns 5,218,228 shares of Affirmative common stock or approximately 35.1% of outstanding shares.

This news release shall not constitute an offer to sell or a solicitation of an offer to buy the trust preferred or any other securities.

ABOUT AFFIRMATIVE INSURANCE HOLDINGS, INC.

Headquartered in Addison, Texas, Affirmative Insurance Holdings, Inc., is a producer and provider of personal non-standard automobile insurance policies to individual consumers in highly targeted geographic markets. Affirmative currently offers products and services in 11 states, including Texas, Illinois, California and Florida.

Reconciliation of Pro Forma to Actual Items

Affirmative Insurance Company
Statutory Surplus as of March 31, 2005

($ millions)
Actual Statutory Surplus	$133.8
Less: Dividend	(5.0)

Pro Forma Statutory Surplus	$128.8

Forward-Looking Statements Disclosure

Certain information in this news release and other statements or materials are not historical facts but are forward-looking statements relating to such matters as: assumed future results of the Company’s business; financial condition; liquidity; results of operations; plans; and objectives. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, results of the Company’s business, and the other matters referred to above include, but are not limited to: general volatility of the non-standard personal automobile and reinsurance markets; the market price of our common stock; changes in business strategy; severe weather conditions; availability, terms and deployment of capital; the degree and nature of competitor product and pricing activity; changes in the non-standard personal automobile insurance industry, interest rates or the general economy; identification and integration of potential acquisitions; claims experience; availability of qualified personnel; and the loss of one or more members of the Company’s management team.

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